UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2007

                              Analog Devices, Inc.
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               (Exact Name of Registrant as Specified in Charter)

             Massachusetts               1-7819               04-2348234
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        (State or Other Juris-         (Commission           (IRS Employer
       diction of Incorporation       File Number)        Identification No.)

              One Technology Way, Norwood, MA                 02062
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         (Address of Principal Executive Offices)           (Zip Code)

       Registrant's telephone number, including area code: (781) 329-4700


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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

         On December 31, 2007, Analog Devices, Inc. ("Analog") completed the sale of its CPU voltage regulation and PC thermal monitoring product line, pursuant to the terms of the Purchase and Sale Agreement entered into by Analog with certain subsidiaries of ON Semiconductor Corporation ("ON"). Analog previously announced the transaction in November 2007. The parties also entered into a one-year manufacturing supply arrangement. ON paid total consideration to Analog of approximately $184 million in cash.

         A copy of the press release issued by Analog on January 2, 2008 concerning the completion of the foregoing transaction is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits

         (d)      Exhibits

Exhibit No.           Description
-----------           -----------

99.1                  Press Release of the Registrant, dated January 2, 2008

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ANALOG DEVICES, INC.
Date:  January 2, 2008
                                   By: /s/ Margaret K. Seif
                                       --------------------
                                       Margaret K. Seif
                                       Vice President, General Counsel and
                                       Secretary

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

                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

99.1                    Press Release of the Registrant, dated January 2, 2008.